                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): August 28, 1997





                                 MEDIRISK, INC.
                           (Exact name of registrant
                          as specified in its charter)





        Delaware                   000-22005            58-2256400
        -------------------------------------------------------------------
        (State or other            (Commission          (I.R.S. Employer
        jurisdiction of            File Number)         Identification No.)
        incorporation)



Two Piedmont Center, Suite 400,
3565 Piedmont Road, N.E., Atlanta, Georgia                            30305
-------------------------------------------------------------------------------
               (Address of principal executive officers)           (Zip Code)




      Registrant's telephone number, including area code:  (404) 364-6700

                                      N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 28, 1997, Medirisk, Inc. (the "Company") acquired all of the capital stock (the "CareData Stock") of CareData Reports, Inc. ("CareData") for 14,516 shares of the Company's $.001 par value per share common stock (the "Medirisk Shares") and approximately $4,116,000 in cash (the "Acquisition") from the shareholders of CareData. The Acquisition was made pursuant to a Stock Purchase Agreement dated August 28, 1997 by and among the Company and the shareholders of CareData. The Company used available corporate funds to finance the cash portion of the purchase price. The Stock Purchase Agreement provides for payment of additional contingent consideration upon the achievement of certain performance objectives.

     The Company granted certain piggyback registration rights to the CareData shareholders who accepted Medirisk Shares as part of the purchase price in the Acquisition. The Company and CareData also entered into an Employment Agreement with a senior executive of CareData. The purchase price and other terms of the Acquisition were determined as a result of arms' length negotiations between unrelated parties. At the closing date, there was no material relationship between the Company and CareData or any of the CareData shareholders, or any of their respective affiliates, officers, directors or associates.

     CareData, based in New York, New York, provides information concerning patients' satisfaction with managed care to health plans, employers and pharmaceutical companies. Based on CareData's internally prepared unaudited financial information, as of July 31, 1997, CareData had total assets of approximately $932,652 and total liabilities of approximately $644,845 that were indirectly acquired and assumed by the Company. The Company currently intends to operate the business of CareData as a wholly-owned subsidiary substantially as operated prior to the Acquisition.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     It is impractical to provide the financial statements for CareData, to the extent required, at the date of the filing of this Form 8-K. The financial statements, if required, will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K is filed.

     (B) PRO FORMA FINANCIAL INFORMATION.

     It is impractical to provide the pro forma financial information for CareData, to the extent required, at the date of the filing of this Form 8-K. The pro forma financial information, if required, will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K is filed.

     (C) EXHIBITS.

      2.5 Stock Purchase Agreement, dated August 28, 1997, by and among Medirisk, Inc., and the shareholders of CareData Reports, Inc. (Tod
           D. Cooperman, Andrew Rosenkranz, Wendy Rosenkranz, Mark Rosenkranz, Longbow Partners, Susan Parower (as trustee for Alex Parower and Zelly Parower, minors), Jodi Sproul (as trustee for Samantha Sproul and Morgan Sproul, minors), Anthony I. Morgan and James M. Wilson). In accordance with Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Stock Purchase Agreement have not been filed as exhibits to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted Exhibits and Schedules upon request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDIRISK, INC.



                                   By: /s/ Kenneth M. Goins, Jr.
                                      -------------------------------------
                                      Kenneth M. Goins, Jr.
                                      Executive Vice President and Chief
                                      Financial Officer




Dated:  September 15, 1997

                                 EXHIBIT INDEX

                                                                          PAGE
                                                                          ----
      2.5  Stock Purchase Agreement, dated August 28,
           1997, by and among Medirisk, Inc., and the
           shareholders of CareData Reports, Inc. (Tod D.
           Cooperman, Andrew Rosenkranz, Wendy Rosenkranz,
           Mark Rosenkranz, Longbow Partners, Susan Parower
           (as trustee for Alex Parower and Zelly Parower,
           minors), Jodi Sproul (as trustee for Samantha
           Sproul and Morgan Sproul, minors), Anthony I.
           Morgan and James M. Wilson).